Exhibit 99.1

Press Release dated August 11, 2005, reporting the results of operations of VantageMed Corporation for the second quarter ended June 30, 2005

VantageMed Announces Second Quarter 2005 Results

RANCHO CORDOVA, Calif.—August 11, 2005—VantageMed Corporation (OTCBB: VMDC.OB) today announced financial results for the second quarter and six months ended June 30, 2005.  Total revenues for the quarter ended June 30, 2005 were $3.9 million, down 11.3%, or $493,000, from the prior quarter and down 37.0%, or $2.3 million, from the year ago quarter ended June 30, 2004.  Total revenues for the six months ended June 30, 2005 were $8.2 million, down 26.6%, or $3.0 million, from the six months ended June 30, 2004.

Revenue from discontinued legacy products was $295,000 in the second quarter of 2005, down from $1.6 million in the year ago quarter.  Revenues from the RidgeMark product line, the replacement product line for the legacy products, were $1.3 million in the second quarter of 2005, down from $2.1 million in the year ago quarter, as the migration process concluded.  The resources once committed to the support of discontinued legacy products and the migration process were reduced significantly in June and July 2005.  The full effect of these cost reductions will be visible in future quarters.  Company staffing levels were reduced from 174 at March 31, 2005 to 154 at July 31, 2005.

VantageMed reported a net loss of ($1.7) million, or ($0.12) per share, in the second quarter of 2005, compared to a loss of ($1.2) million, or ($0.13) per share, for the prior quarter and compared to a net loss of ($28,000), or ($0.00) per share, for the year ago quarter.  Net loss for the six months ended June 30, 2005 was ($2.9) million, or ($0.21) per share compared to a net loss of net loss of ($734,000), or ($0.09) per share, for the six months ended June 30, 2004.  As of June 30, 2005, we had cash and short term investments totaling $2.2 million.

Management Commentary

Steve Curd, VantageMed’s CEO, commented, “With this quarter, we have put behind us the product migration initiatives associated with our legacy technology systems.  Although it was a necessary process, it forced us to focus heavily on selling low margin migrations instead of selling higher margin systems to new customers.  We are now able to focus on higher margin product lines while continuing to improve customer satisfaction.

“For example, we released a new version of the Northern Health Anesthesia product and are seeing expansion of our roughly 10% market share in this segment.  Also, later this quarter we will begin selling an expanded version of our Helper product line.  This new version will allow us to sell an entry level solution to a much larger medical provider segment.   Finally, we are launching a value added reseller program to better leverage our internal sales efforts.

“We plan to eliminate our cash flow losses as we align RidgeMark costs with the associated revenue.  Our plan remains to exit 2005 as a profitable, debt-free company with strong growth opportunities.”

Conference Call

VantageMed will be hosting a conference call to discuss financial results today, August 11, 2005 at 5:00 P.M. Eastern Time.  The call will be broadcast live over the Internet and can be accessed at http://phx.corporate-ir.net/playerlink.zhtml?c=76749&s=wm&e=1115829 or on the Company’s investor relations page located at www.vantagemed.com.  To participate in the call, please dial 1-800-946-0719 five to ten minutes prior to the scheduled conference call time.  A replay of the call will be available on the Company’s website for 30 days.

About VantageMed

VantageMed is a trusted provider of healthcare software products and services to more than 18,000 physician, anesthesiologist and behavioral health providers nationwide. These providers use VantageMed’s core products including

ChartKeeper Computerized Medical Records software as well as RidgeMark, Northern Health Anesthesia and our Helper family of Practice Management products which are all supported by SecureConnect electronic transaction services. VantageMed is dedicated to providing these cost effective, easy to use solutions that empower healthcare providers and their staff with the tools and data they need to improve productivity and reimbursements. For more information about VantageMed or our products, please call 877-879-8633, or visit the company’s Website at www.vantagemed.com.

This press release may be deemed to contain “forward-looking statements” as that term is defined in the Private Securities Litigation Reform Act of 1995. Any forward-looking statements are made as of today’s date and we do not undertake any obligation to update forward-looking statements. You can identify such statements by our use of such words as “should”, “expect,” “will,” “intends,” and similar words and phrases which denote future events and which may depend on the future performance of the Company. Our assumptions underlying these statements are also “forward-looking” statements. Forward-looking statements are based on information and assumptions that are dynamic in nature and subject to rapid and sometimes abrupt changes. Our forward-looking statements are subject to a number of risks and uncertainties that could cause actual results to differ materially from those stated or implied by the statements.  These risks and uncertainties include risks related to our ability to successfully develop, sell and support our products, our ability to attract and retain new and existing customers, our ability to increase revenues, control our expenses and improve the rate at which we have utilized cash.  Our forward-looking statements are also subject to important risks and uncertainties detailed in our latest reports filed with the SEC and available on its website at www.sec.gov.

INVESTOR RELATIONS CONTACT:

Kalt Rosen & Company

Howard Kalt or Neal Rosen

(415) 397-2686

investor@vantagemed.com

MEDIA CONTACT:

VantageMed Corporation

Jennifer Morgano

(877) TRY-VMED, ext. 4851

media@vantagemed.com

VantageMed Corporation

Consolidated Statements of Operations

(In Thousands, Except Per Share Amounts)

(Unaudited)

	Three Months Ended			Six Months Ended
	Jun 30 2005	Mar 31 2005	Jun 30 2004	Jun 30 2005	Jun 30 2004
Revenues:
Software and systems	$789	$957	$1,762	$1,746	$2,864
Customer support	2,040	2,308	3,144	4,348	5,960
Electronic services	1,032	1,089	1,219	2,121	2,366
Total revenues	3,861	4,354	6,125	8,215	11,190

Cost of revenues:
Software and systems	292	348	896	640	1,364
Customer support	1,728	1,745	1,903	3,473	3,661
Electronic services	681	747	694	1,428	1,324
Total cost of revenues	2,701	2,840	3,493	5,541	6,349

Total gross margin	1,160	1,514	2,632	2,674	4,841

Operating expenses:
Selling, general and administrative	2,058	2,038	1,999	4,096	4,050
Product development	635	589	674	1,224	1,393
Depreciation and amortization	61	67	128	128	254
Stock-based compensation	76	85	21	161	34
Asset impairment and restructuring charges	—	(13)	(147)	(13)	(147)
Total operating costs and expenses	2,830	2,766	2,675	5,596	5,584
Loss from operations	(1,670)	(1,252)	(43)	(2,922)	(743)
Interest and other income (expense):
Interest income	24	16	13	40	26
Interest and other expense	(21)	(12)	2	(33)	(17)
Total interest and other income (expense), net	3	4	15	7	9
Net income (loss)	$(1,667)	$(1,248)	$(28)	$(2,915)	$(734)
Basic and diluted net income (loss) per share	$(0.12)	$(0.13)	$(0.00)	$(0.21)	$(0.09)
Weighted-average shares–basic and diluted	13,505	9,326	8,271	13,741	8,313

VantageMed Corporation

Consolidated Statements Of Cash Flows

(In Thousands)

(Unaudited)

	Six Months Ended June 30,
	2005	2004
Cash flows from operating activities:
Net loss	$(2,915)	$(734)
Adjustments to reconcile net loss to net cash used for operating activities -
Depreciation and amortization	128	268
Bad debt expense	118	124
Stock-based compensation	161	34
Changes in assets and liabilities -
Accounts receivable	565	(263)
Inventories	(25)	114
Prepaid expenses and other	159	91
Accounts payable and accrued liabilities	(676)	4
Customer deposits and deferred revenue	(653)	214
Net cash used for operating activities	(3,138)	(148)
Cash flows from investing activities:
Purchases of property and equipment	(46)	(102)
Proceeds from sale of investments	2,231	—
Purchase of investments	(4,000)	—
Net cash provided by (used for) investing activities	(1,815)	(102)
Cash flows from financing activities:
Principal payments on long-term debt	(303)	(299)
Proceeds from sale of stock and warrants, net	4,576	—
Proceeds from stock option exercises	137	17
Net cash used for financing activities	4,410	(282)
Net increase (decrease) in cash and cash equivalents	(543)	(532)
Cash and cash equivalents, beginning of period	946	1,585
Cash and cash equivalents, end of period	$403	$1,053

VantageMed Corporation

Consolidated Balance Sheets

(In Thousands, Except Share And Per Share Amounts)

	June 30, 2005	December 31, 2004
	(Unaudited)
ASSETS
Current assets:
Cash and cash equivalents	$403	$946
Short-term investments	1,769	—
Accounts receivable, net of allowance of $285 and $413, respectively	1,078	1,761
Inventories, net of reserve of $73 and $21, respectively	141	116
Prepaid expenses and other	395	396
Total current assets	3,786	3,219
Property and equipment, net	319	333
Other assets	—	6
Intangibles, net	382	392
Total assets	$4,487	$3,950

LIABILITIES AND STOCKHOLDERS’ DEFICIT
Current liabilities:
Current portion of long-term debt	$236	$375
Accounts payable	1,685	1,754
Accrued liabilities	1,509	2,071
Customer deposits and deferred revenue	3,266	3,919
Total current liabilities	6,696	8,119
Long-term portion of restructuring reserve, net of current portion	48	93
Long-term debt, net of current portion	46	—
Total liabilities	6,790	8,212

Stockholders’ deficit:
Preferred Stock, $0.001 par value, 5,000,000 shares authorized; no shares issued or outstanding	—	—
Common stock, $0.001 par value, 40,000,000 shares authorized and 13,988,429 shares outstanding at June 30, 2005; 20,000,000 shares authorized and 8,279,323 shares issued and outstanding at December 31, 2004	14	8
Additional paid-in capital	77,493	72,625
Accumulated deficit	(79,810)	(76,895)
Total stockholders’ deficit	(2,303)	(4,262)
Total liabilities and stockholders’ deficit	$4,487	$3,950